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                                                                    Exhibit 4.19

                                  $250,000,000

                           EARLE M. JORGENSEN COMPANY

                      9 3/4% Senior Secured Notes Due 2012

                               PURCHASE AGREEMENT

                                                                    May 17, 2002



Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
J.p. Morgan Securities Inc.
  As Representatives of the Several Purchasers,
    c/o Credit Suisse First Boston Corporation,
            Eleven Madison Avenue,
               New York, N.Y. 10010-3629


Dear Sirs:

     1. Introductory. Earle M. Jorgensen Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers"), U.S. $250,000,000 principal amount of its 9 3/4% senior secured notes due 2012 ("Offered Securities") to be issued under an indenture, dated as of May 22, 2002 (the "Indenture"), between the Company and Bank of New York, as Trustee. The Company is a wholly owned subsidiary of Earle M. Jorgensen Holding Company, Inc. (the "Holding Company"). The United States Securities Act of 1933 is herein referred to as the "Securities Act."

     Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as hereinafter defined), in substantially the form of Exhibit I hereto, for so long as such Offered Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 9 3/4% senior secured notes in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Initial Securities and registered under the Securities Act (the "Exchange Securities"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Offered Securities and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and the

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Company will agree to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "Securities".

     On the Closing Date, the Company will enter into the "Security Documents" (as defined in the Indenture), which will provide for the grant of Liens on all of the right, title and interest of the Company in the "Collateral" (as defined in the Indenture) to the Trustee, as secured party for itself and for the benefit of the holders of the Securities (the "Secured Parties"). The Liens will secure the payment and performance when due of all of the obligations of the Company under the Indenture. On the Closing Date, the Holding Company, the Company and the other parties to the Second Amended and Restated Credit Agreement, dated as of April 12, 2002, will enter into an amendment thereto (the "Bank Amendment," and together with any documents executed in connection therewith, the "Bank Amendment Documents"). In addition, on the Closing Date, the Trustee and Deutsche Bank Trust Company Americas, in its capacity as agent for itself and the other lenders party to the Bank Credit Facility, will enter into an intercreditor agreement (the "Intercreditor Agreement," and, together with the Registration Rights Agreement, the Security Documents and the Bank Amendment Documents, the "Additional Documents"). Capitalized terms used herein but not defined have the meaning given to such terms in the Indenture.

     The Company hereby agrees with the several Purchasers as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

          (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with the documents listed in Schedule B hereto are hereinafter collectively referred to as the "Offering Document". The Preliminary Offering Circular as of its date did not, the Offering Circular as of the date hereof does not, and the Offering Document as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently, if any, filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singularly or in the aggregate, have a material

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          adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

               (c) The Company has an authorized capitalization as set forth in the Preliminary Offering Circular and the Offering Circular under the heading "Capitalization."

               (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singularly or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from Liens, other than as described in the Offering Document. The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company.

               (e) The Holding Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware and does not engage in any business or investment activities other than owning 100% of the issued and outstanding capital stock of the Company and supplying management services to the Company pursuant to the terms of the Management Agreement, as described in the Offering Circular.

               (f) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

               (g) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

               (h) On the Closing Date, the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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               (i) The Additional Documents have been duly authorized by the
          Holding Company and the Company party thereto and, on the Closing Date, will have been duly executed and delivered by the Holding Company and the Company party thereto. When the Additional Documents have been duly executed and delivered, each will be a valid and binding agreement of the Holding Company and the Company party thereto, enforceable against the Holding Company and the Company party thereto in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. On the Closing Date, the Additional Documents will conform in all material respects to the description thereof in the Offering Circular.

               (j) Upon: (i) execution and delivery of the Security Documents and the issuance of the Offered Securities; and (ii) completion of the filings or recordings necessary to perfect the Liens granted under the Security Documents, the Security Documents will create, in favor of the Secured Parties, legal, valid, and enforceable Liens on all of the right, title and interest of the Company in the Collateral. As of the Closing Date, such Liens will be valid and perfected to the extent that such security interests can be perfected by such filings and recordings, and will be subject to no Liens and no arrangements having the effect of a Lien (or agreement to enter into any of the foregoing), other than: (x) the security interests granted under the Security Documents; and (y) Permitted Liens.

               (k) The Mortgages will be effective to grant a legal, valid and enforceable mortgage lien on all of the mortgagor's right, title and interest in the Mortgaged Properties. When the Mortgages are duly recorded in the proper recorders' offices and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected, first-priority security interest in the related Mortgaged Property, for the ratable benefit of the holders of the Offered Securities, subject only to the encumbrances and exceptions to title expressly set forth therein and except as: (A) enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (B) the priority is subject to Permitted Liens.

               (l) To the Company's knowledge, the Mortgaged Properties under the Mortgages and the buildings and improvements thereon comply in all material respects with all applicable setback requirements, zoning codes, ordinances, laws and regulations, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

               (m) There are no pending or, to the Company's knowledge, threatened condemnation proceedings, lawsuits, or administrative actions relating to the Mortgaged Properties under the Mortgages that would have, individually or in the aggregate, a Material Adverse Effect.

               (n) Neither the Holding Company nor the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws,
          (ii) or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Holding Company or the Company or any of its subsidiaries is a party or by which the Holding Company or the Company or any of its subsidiaries or their respective property is bound, except, in the case of (ii), where such defaults have been waived or where such defaults would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect.

               (o) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Holding Company, the Company and any person granting such person the

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          right to require the Holding Company or the Company to file a registration statement under the Securities Act with respect to any securities of the Holding Company or the Company or to require the Holding Company or the Company to include such securities with the Securities registered pursuant to any Registration Statement.

               (p) Neither the Holding Company nor the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

               (q) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act: (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company, any securities of the Company or; (ii) has indicated to the Company that it is considering: (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned; or (b) any change in the outlook for any rating of the Company or any securities of the Company.

               (r) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company or any of their respective representatives (other than the Purchasers, as to whom the Company make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               (s) Neither the Company nor any of its affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Offered Securities.

               (t) The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in "offshore transactions," as defined in Regulation S.

               (u) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

               (v) No registration under the Securities Act of the Offered Securities is required for the sale of the Offered Securities to the Purchasers as contemplated hereby or for the transfer of the Offered Securities as described in the Offering Circular assuming the accuracy of the Purchaser's representations set forth in Section 4 hereof.

               (w) Assuming the accuracy of the representations of the Purchasers contained in this Agreement, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Additional Documents in connection with the issuance and sale of the Offered Securities by the Company except for: (i) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement) effective; or (ii) filings or recordings necessary to perfect the Liens on all of the right, title and interest of the Company in the Collateral granted under the Security Documents.

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               (x)  The execution, delivery and performance of the Indenture, this Agreement and the Additional Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, constitute a default under, or result in the creation of a Lien under (other than Liens in favor of the Secured Parties under the Security Documents): (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Holding Company, the Company or any subsidiary of the Company or any of their properties; or (ii) any agreement or instrument to which the Holding Company, the Company or any such subsidiary is a party or by which the Holding Company, the Company or any such subsidiary is bound or to which any of the properties of the Holding Company, the Company or any such subsidiary is subject; or (iii) the charter or by-laws of the Holding Company, the Company or any such subsidiary, and the Company has the requisite corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except where such default or breach or violation of clauses (i) or (ii) of this paragraph would not have, singularly or in the aggregate, a Material Adverse Effect.

               (y) This Agreement has been duly authorized, executed and delivered by the Company.

               (z) Except as disclosed in the Offering Document, the Company and its subsidiaries have good title to all real properties and good title to all other properties and assets owned by them, in each case free from Liens, except Permitted Liens, that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

               (aa) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

               (bb) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

               (cc) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

               (dd) Except as disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and as would not, singly or in the aggregate, have a Material Adverse Effect: (i) the Company is in compliance with all laws and regulations relating to protection of human health or environment or imposing liability or standards of conduct concerning any Materials of Environmental Concern (as defined below) ("Environmental Laws"), including, without limitation, possession of required permits and compliance with the terms of conditions thereof, and there are no circumstances known to the Company that will prevent such compliance in the future; (ii) the Company has not received any notice and there is no pending or threatened action, suit or proceeding before or by any

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          court of governmental agency or body ("Environmental Claim") alleging potential liability (including, but not limited to, investigatory, cleanup or governmental response costs, natural resources or property damages, personal injuries, or penalties) of the Company or any person or entity for whom the Company has contractually retained or assumed responsibility, arising out of, based on, or resulting from the presence, or release, discharge, emission or disposal into the environment, of any Material of Environmental Concern at or from any location, owned or operated by the Company or any violation or alleged violation of any Environmental Law, including (without consideration of whether such claim would singly or in the aggregate have a Material Adverse Effect, notwithstanding the opening proviso to this Section 2(dd)) any Environmental Claim that the Company reasonably believes will result in monetary sanctions of more than $100,000; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, conditions, events or incidents that could be reasonably expected to form the basis of any such Environmental Claim. The term "Materials of Environmental Concern" means (a) any hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl, and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated or defined under any other Environmental Law;

               (ee) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Holding Company, the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Additional Documents or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Holding Company or the Company's knowledge, threatened or contemplated.

               (ff) The historical financial statements, together with the notes thereto, included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

               (gg) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (hh) All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Offered Securities was incurred, and the indebtedness represented by the Offered

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     Securities is being incurred, for proper purposes and in good faith, and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Offered Securities, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Offered Securities), solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Offered Securities, and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Offered Securities), sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Offered Securities, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance and sale of the Offered Securities), able to pay its debts as they become due.

          (ii) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (jj) Each of the Holding Company and the Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and each of the Holding Company and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

          (kk) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 ("Exchange Act") Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (ll) Assuming the accuracy of the representations of the Purchasers in this Agreement, the offer and sale of the Offered Securities by the Company to the Purchasers in the manner contemplated by this Agreement and the Offering Circular will be exempt from the registration requirements of the Securities Act by reason of Rule 144A thereof and Regulation S thereunder and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

          (mm) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf: (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities; or (ii) has offered or will offer or sell the Offered
     Securities: (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply in all material respects with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

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          (nn) There is no "substantial U.S. market interest" as defined in Rule
     902(j) of Regulation S in the Company's debt securities.

          (oo) The Company is subject to the reporting requirements of either
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof plus accrued interest from May 22, 2002 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

     The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M. (New York time), on May 22, 2002 , or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

     4. Representations by Purchasers; Resale by Purchasers.

          (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities: (i) as part of its distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons: (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

          (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

          (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          (e) Each of the Purchasers severally represents and agrees that: (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

     Each of the Purchasers acknowledges that the Company and counsel to the Company will rely upon the truth and accuracy of the forgoing representations and consents to such reliance.

     5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

          (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which will not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify

     CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to
     Section 13 or 15(d) of the Exchange Act and the Offered Securities continue to be "restricted securities" under Rule 144, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

          (c) The Company, in cooperation with the Purchasers and their counsel, will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

          (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (e) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (f) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

          (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, and the Additional Documents, including: (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities; and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Indenture, the Offered Securities, the Offering Document and the Additional Documents and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered

     Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; (vii) for expenses incurred in distributing the Preliminary Offering Circular and the Offering Document (including any amendments and supplements thereto) to the Purchasers; and (viii) the costs of perfecting the Liens on all of the right, title and interest of the Company in the Collateral and other costs associated with the preparation, review or due diligence investigation of the Collateral. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for reasonable travel expenses of the Purchasers and the Company's officers and employees and other reasonable expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

          (h) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities, and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (i) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue except issuances of Offered Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Offered Securities pursuant to the exercise of such options. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

          (j) The Company will use its best efforts to have the Offered Securities admitted to trading on PORTAL and to maintain the listing of the Offered Securities on PORTAL for so long as the Offered Securities are outstanding.

          (k) The Company hereby agrees to use commercially reasonable efforts to do and perform all things required to be done and performed under the Security Documents prior to, on and after the Closing Date.

     6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein in all material respects in the case of any representation or warranty without any materiality or Material Adverse Effect qualification, and in all respects in the case of any representation or warranty with any materiality or Material Adverse Effect qualification, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP in agreed form confirming that they are independent auditors within the meaning of the

     Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

               (i) in their opinion, except for the omission of financial statement schedule II: "Valuation and Qualifying Accounts and Reserves", the financial statements examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

               (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                     (A) at the date of the latest available consolidated
               balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company or, at the date of the latest available consolidated balance sheet read by such accountants, there was any decrease in consolidated net current assets, or stockholders' equity, as compared with amounts shown on the latest consolidated balance sheet included in the Offering Document; or

                     (B) for the period from the closing date of the latest
               income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in total operating revenues, income from operations or net income;

          except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Offering Document disclose have occurred or may occur or which are described in such letter; and

               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
     Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);
     (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Purchasers including CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or PORTAL, or any setting of minimum prices for trading on such exchange or PORTAL or any suspension of trading of any securities of the Company on any exchange, PORTAL or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities;
     (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

          (c) The Purchasers shall have received an opinion, dated the Closing Date, of Katten Muchin Zavis Rosenman, counsel for the Company, that:

               (i) Each of the Holding Company and the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

               (ii) The Company has the requisite corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions listed in the schedule to such opinion;

               (iii) The Indenture has been duly authorized, executed and delivered; the Offered Securities have been duly authorized, executed, issued and delivered and conform to the description thereof contained in the Offering Document; and the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (iv) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

               (v) Each of the Holding Company and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act;

               (vi) Assuming the accuracy of the representations of the Purchasers contained in this Agreement, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Additional Documents in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws except for: (i) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective; or (ii) filings or recordings necessary to perfect the Liens granted on all of the right, title and interest of the Company in the Collateral under the Security Documents;

               (vii) Such counsel shall confirm that, based solely upon a review of a search of the dockets of the: (a) Los Angeles Superior Court, Central District; (b) Delaware Supreme Courts; (c) United States District Courts of Delaware and the Central District of California; and (d) United States Courts of Appeals in Delaware and California, copies of which are attached hereto as Exhibit A and inquiries of appropriate officers of the Company to such counsel's knowledge, there are no actions or proceedings against the Company, or any of its subsidiaries, pending or overtly threatened in writing, before any court, governmental agency or arbitrator, which: (i) seek to affect the enforceability of this Agreement, the Registration Rights Agreement, the Offered Securities or the Indenture; or (ii) are required to be described in the Offering Circular which are not described as required, as if the Offering Circular were a prospectus subject to the requirements of the Securities Act;

               (viii) Neither (i) the offer, sale or delivery of the Offered Securities in the manner contemplated in the Offering Circular and this Agreement nor (ii) the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company with the provisions thereof nor consummation by the Company of the transactions contemplated thereby, will (a) violate the Certificate of Incorporation or by-laws of the Company or the Holding Company, (b) result in a material breach of, or constitute a material default under, any material contract, instrument, agreement, indenture, lease or other instrument filed by the Company with the Commission pursuant to its reporting under the Exchange Act (collectively, "Material Contracts"), or (c) other than as described in the Offering Circular with respect to the Liens in connection with the Security Agreement, Bank Agreements and the Holding Notes (as defined in the Offering Circular), will result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, pursuant to the terms of any Material Contract, nor will any such action result in any violation in any material respect of any law, regulation, judgment, injunction, order or decree known to such counsel and applicable to the Company or any of its subsidiaries or any of its properties;

               (ix) Such counsel shall state that it has participated in conferences with officers and other representatives of the Company, the Purchasers and their counsel and representatives of the independent public accountants for the Company, at which conferences the contents of the Offering Circular, and related matters were discussed, and, although such counsel does not pass upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements in the Offering Circular, any amendment thereof or supplement thereto (except as expressly provided in such opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts (other than the financial statements and related notes thereto and other financial information contained therein, as to which such counsel need not express a belief) have come to the attention of such counsel in the course of such participation or representation of the Company to lead such counsel to believe that the Offering Circular, or any amendment thereof, as of their dates or as of the date hereof, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (x) This Agreement has been duly authorized, executed and delivered by the Company;

               (xi) The Exchange Securities have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (xii) The Additional Documents have been duly authorized, executed and delivered by the Holding Company and the Company party thereto, and are a valid and binding agreements of the Holding Company and the Company party thereto, and the Additional Documents (excluding the Mortgages) are enforceable against the Holding Company and the Company party thereto in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (xiii) Assuming the due execution and delivery of the Security Agreement, the Security Agreement is in full force and effect and the provisions of the Security Agreement are effective to create in favor of the Trustee, a valid and enforceable Lien in the Company's rights in that portion of the Collateral which is subject to the UCC as in effect in the State of New York;

               (xiv) Upon the filing of the financing statements to be filed in the office of the Secretary of State of the State of Delaware (the "Filing Office"), assuming that the representations made by the Company in the Security Documents with respect to the location and character of the Collateral are true and correct, all filings, registrations and recordings necessary to perfect the security interest granted to the Secured Parties under the Security Agreement in respect to all of the Collateral will have been made, to the extent that security interests therein can be perfected by filing financing statements under the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC");

               (xv) Each of the Holding Company and the Company is a "registered organization" for purposes of and as defined in the Delaware UCC;

               (xvi) To the knowledge of such counsel, except as described in the Offering Circular, no holder of any securities of the Company (except for the holders of the Notes) or any other person has the right to have any securities of the Company included in any registration statement contemplated by the Registration Rights Agreement.

               (xvii) No registration under the Securities Act of the Offered Securities is required for the purchase and distribution of the Offered Securities as contemplated hereby assuming: (i) the accuracy of the Purchaser's representations set forth in Section 4 hereof; (ii) the accuracy of representations of the Company herein; (iii) the Purchasers due performance of their covenants herein; (iv) compliance by the Purchasers with the offering and transfer procedures for the Offered Securities as described in the Offering Circular; and

          (v) the purchasers to whom the Purchasers initially resell the Offered Securities having received a copy of the Offering Circular.

     The opinion of Katten Muchin Zavis Rosenman as described in Section 6(c) above shall be rendered to you at the request of the Company and the Holding Company and shall so state therein.

          (d) The Purchasers shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to the incorporation of the Company and all other matters governed by Delaware law upon the opinion of Katten Muchin Zavis Rosenman referred to above.

          (e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation and in their capacity as such officers on behalf of the Company, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied, in all material respects, with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event that would reasonably likely result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (f) The Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (g) This Agreement, the Indenture and the Additional Documents will have been executed by each of the parties thereto on terms substantially as described in the Offering Circular and will be in full force and effect. The Company will deliver true and correct, conformed copies of this Agreement, the Indenture and the Additional Documents and any related documents, including any security agreements, to the Purchasers on or prior to the Closing Date.

          (h) The Purchaser shall have received true and correct copies of the Security Documents duly executed by the Company, as applicable, together with:

               (i) duly executed financing statements or other documents under the provisions of the UCC or any other applicable state law in proper form for filing in each office where such filing is necessary or appropriate to grant to the Trustee the security interest of the character and priority contemplated by the Security Documents;

               (ii) certified copies of a similar search reports, dated a date reasonably near (but prior to), the Closing Date, listing all effective financing statements, which name such party as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Security Documents, together with copies of such financing statements (none of which (other than financing statements (1) filed in favor of the Trustee, if such search report is current enough to list such financing statements, (2) being terminated pursuant to termination statements that are to be delivered to the Trustee, or (3) in respect of Permitted Liens) cover any of the Collateral described in the Security Agreement); and

               (iii) evidence that all other actions necessary to perfect and protect the Liens created by the Security Documents have been taken;

          the following documents and instruments with regard to each Mortgaged Property, providing for first priority mortgages:

                              (1) a Mortgage or other instrument or instruments
                       in recordable form sufficient to grant to the Trustee for the benefit of the Secured Parties: (A) substantially the same rights and remedies in respect of such real property as granted thereto under the Mortgages executed and delivered on the date of the Indenture; and (B) a valid first-priority mortgage Lien on such real property subject to no Liens other than Permitted Liens;

                              (2) either pro forma title insurance policies
                       setting forth the contemplated form of the mortgagee policies of title insurance or title commitments for each Jorgensen Real Property, insuring the Mortgage as a first lien on the Jorgensen Real Property covered thereby;

                              (3) Uniform Commercial Code financing statements
                       necessary or desirable to perfect the valid, first-priority lien granted by each Mortgage, subject to no liens other than Permitted Liens; and

                              (4) policies or certificates of insurance with
                       respect to the insurance required to be maintained in respect of the property covered by each Mortgage pursuant to the terms of this Indenture and the other Note Documents, naming the Trustee as loss payee and/or additional named insured, as appropriate; and

                              (5) such other agreements, instruments, approvals,
                       consents, opinions or documents that are necessary in order to perfect the grant by the Company of a first-priority Lien in all the right, title and interest of the Company in the Collateral.

               (i) The Offered Securities shall have been listed and admitted to trading on PORTAL.

     Documents described as being "in the agreed form" are documents which are in the forms which have been initialed for the purpose of identification by Skadden, Arps, Slate, Meagher & Flom LLP, copies of which are held by the Company and CSFBC, with such changes as CSFBC may approve.

     The Company will use its reasonable commercial efforts to obtain the documents described in Section 1108 of the Indenture.

     The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution.

          (a) The Company will indemnify and hold harmless each Purchaser, its affiliates, partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under
     Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

          (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of:

               (i) the following information in the Offering Document furnished on behalf of each Purchaser: the information concerning over-allotment and stabilizing transactions appearing in the eighth paragraph under the caption "Plan of Distribution"; and

               (ii) the following information in the Offering Document furnished on behalf of the Purchasers:

               "Certain of the initial purchasers and their affiliates have performed investment banking, financial advisory and/or lending services for us and our affiliates from time to time, for which they have received customary compensation, and may do so in the future. Deutsche Bank Securities Inc. is lead arranger and sole book runner under our credit facility and may act in other capacities thereunder. DBTCA, an affiliate of Deutsche Bank Securities Inc., is the Agent for our credit facility. DLJ Capital Funding, Inc., an affiliate of Credit Suisse First Boston Corporation, is syndication agent for the lenders under our term loan. We will use the proceeds from this offering to repay our term loan and pay structuring and commitment fees to DBTCA, in connection with the amendment of our credit facility, among other things. See "Use of Proceeds."

               The decision of the initial purchasers to distribute the notes was made independently of the affiliates of the initial purchasers that are lenders under our credit facility and term loan, which lenders had no involvement in determining whether or when to distribute the notes under this offering or the terms of this offering. The initial purchasers will not receive any benefit from this offering other than the initial purchasers' discount to be provided by us or otherwise described herein;"

     provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, unless and to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that all fees and expenses shall be reimbursed to the indemnifed party by the indemnifying party as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes:
         (x) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action; and
         (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                 (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
         (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                 (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv),
(v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3050 East Birch Street, Brea, CA 92821, Attention: ; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                             Very truly yours,

                                             Earle M. Jorgensen Company

                                             By_______________________________
                                             Name:
                                             Title:

The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.

Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.

  Acting on behalf of themselves
  and as the Representatives of
  the several Purchasers


By: Credit Suisse First Boston Corporation

         By__________________________
         Name:
         Title:

                                   SCHEDULE A

                                                       Principal Amount of
                                                       Offered Securities
                                                       $250,000,000

             Manager
             -------
Credit Suisse First Boston Corporation                 $100,000,000
Deutsche Bank Securities Inc.                          $100,000,000
J.P. Morgan Securities Inc.                            $ 50,000,000

                                                       ------------
                           Total                       $250,000,000
                                                       ============

                                   SCHEDULE B


Indenture
Regulation Rights Agreement
Security Documents
Intercreditor Agreement
Bank Amendment Documents

                                   SCHEDULE C

Earle M. Jorgensen (Canada), Inc.
Stainless Insurance, Ltd.

                                    EXHIBIT I